Consent of Ernst & Young LLP, Independent Auditors


We  consent  to the  references  to  our  firm  under  the  captions  "Financial
Highlights" in the Class A, Class B and Class C Shares Prospectus, Class Y Shares Prospectus and Class R Shares Prospectus and "Independent Auditors" and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference of our report, dated December 23, 2002, in Post-Effective Amendment Number 17 to the Registration Statement (Form N-1A No. 33-36265) of Pioneer Europe Fund.

                                                         /s/ Ernst & Young LLP
                                                         ERNST & YOUNG LLP

Boston, Massachusetts
February 19, 2003